UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

Nodechain, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54994	46-3021464
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5445 Oceanus Drive STE 102 Huntington Beach, CA	92649
(address of principal executive offices)	(zip code)

(714) 916-9321
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties. We use words, such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2018 we entered into and consummated an agreement with Mewe World, Inc., a California Company owned and controlled by our Chairman of the Board, Alham Benyameen, to purchase a total of five GPU Computers built specifically for mining various types of “cryptocurrency”, in exchange for $30,000.00.

“Cryptocurrency,” according to Investopedia, is a digital or virtual currency that uses cryptography for security.

Each of the aforementioned computers, also referred to herein, as “mining rigs” has the following specifications: Eight (8) NVDIA 1070Ti chip GPUs with hydro performance and built in radiator fans.

It is the Company’s opinion that, at present, the aforementioned mining rigs each have a fair market value of about $10,000. This is based on the Company’s belief that the availability of these items is seemingly limited and more in demand than prior months.

The perceived value of the above items may vary.

Mining, in this instance, is described by Investopedia.com as the process by which transactions are verified and added to the public ledger, known as the block chain. The Company defines this as the underlying system that allows Bitcoin, Ethereum and other cryptocurrencies to be traded in a decentralized manner.

Cryptocurrency mining is the underlying system that allows Bitcoin, Ethereum, and other cryptocurrencies, to be traded in a decentralized manner. It revolves around a ledger, or database, that is continuously updated and accessible to the public. Nodes have a copy of the ledger and verify the transactions by completing difficult mathematical problems by utilizing the GPU of the mining rigs. The validators are called “miners”. They authenticate and group transactions into cryptographically protected “blocks” which are then added to the public “chain”. Cryptocurrency miners are slowly rewarded with Bitcoin or Ethereum for carrying out this work, which involves substantial computing power.

At this time the Company owns a total of ten computers built specifically for mining cryptocurrency.

The description of the material terms of the aforementioned Agreement are included in their entirety in Item 10.1 of this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Please refer to Item 1.01.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nodechain, Inc.

Dated: January 29, 2018	/s/ Andy Michael Ibrahim
Andy Michael Ibrahim
Chief Executive Officer